UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

UBS PACE Select Advisors Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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UBS PACE℠ SELECT ADVISORS TRUST

Important Proxy

News

PLEASE VOTE TODAY!

Dear Shareholder:

Recently, we distributed proxy materials regarding the Special Meeting of Shareholders of UBS PACE Select Advisors Trust to be held at 51 West 52nd Street, on the 16th Floor of the CBS Building, New York, New York 10019-6116 at 10:00 am (Eastern Time) on May 15, 2008. This meeting has been adjourned to June 11, 2008 at 10:30 am (Eastern Time) to permit further solicitation of proxies. We are still accepting proxies to increase shareholder participation. To date, we have not received your voting instructions. If you have since voted, we thank you for your attention to this matter and ask you to disregard this notice.

This proxy is being solicited on behalf of the Board of Trustees. After careful consideration, the Board of Trustees recommends that shareholders vote "FOR" the proposals.

Your vote is important no matter how many shares you own and your participation does make a difference.

We appreciate your careful and prompt consideration of this important matter, in order to allow us to obtain a sufficient number of votes and avoid the cost of additional solicitation.

If you have any questions or would like to receive another copy of the proxy statement, please call Computershare Fund Services toll-free at 877-225-6862.

If you do not plan to cast your vote at the reconvened meeting on June 11, 2008, please utilize any of the following methods to submit your proxy:

1. By Phone.

Please call Computershare Fund Services toll-free at 877-225-6862. Representatives are available to take your vote Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern time. Please have your proxy card available.

2. By Internet.

Please have your proxy card available, visit www.proxy-direct.com and follow the simple on-screen instructions.

3. By Touch-Tone Phone.

Please have your proxy card available, call toll-free 866-241-6192 and follow the simple instructions.

4. By Mail.

Simply return your executed proxy card in the envelope provided. However, if it is convenient for you, please try to utilize one of the other three options above to register your vote, to ensure it will be received in time for the reconvened meeting on June 11, 2008. The reconvened meeting will be held at 51 West 52nd Street, on the 16th Floor of the CBS Building, New York, New York, 10019-6116 at 10:30 am (Eastern Time).

Thank you in advance for your participation and for your continued support.

WE NEED YOUR HELP. PLEASE VOTE YOUR PROXY TODAY!